Exhibit 99.1

News Release

General Inquiries: (713) 783-8000
www.sanchezenergycorp.com

Sanchez Energy Enhances Liquidity with $345 Million
Midstream Asset Sale

HOUSTON—(Marketwired)—September 28, 2015—Sanchez Energy Corporation (NYSE:SN) (“Sanchez Energy” or the “Company”) today announced that it has executed an agreement with Sanchez Production Partners LP (“SPP”) pursuant to which the Company will divest, and SPP will acquire and operate, certain pipeline, gathering and compression assets located on the Western part of its Catarina asset in the Eagle Ford Shale in South Texas, for cash consideration of approximately $345 million, subject to normal and customary closing and post-closing adjustments (the “Western Catarina Midstream Divestiture”). The transaction is expected to close in October 2015.

Proceeds from the Western Catarina Midstream Divestiture further enhance Sanchez Energy’s strong liquidity position, which is expected to enable the Company to pursue growth opportunities through opportunistic asset acquisitions, the acceleration of cost-efficient drilling and completion activities, and the strategic leasing of additional acreage in its core areas of operations. Sanchez Energy previously reported that it maintained liquidity of $572 million as of June 30, 2015, which included $300 million in available capacity on the Company’s undrawn bank credit facility.  As a result of the sale of midstream assets, pro forma liquidity will increase to approximately $918 million, inclusive of cash on hand and the $300 million elected commitment under its undrawn revolving credit facility.

“The Western Catarina Midstream Divestiture highlights our ability to capture the full spectrum of value in our asset base, raise capital outside of traditional markets, and improve our financial flexibility,” said Tony Sanchez III, CEO of Sanchez Energy.  “The midstream assets which we acquired as part of the Catarina transaction in 2014 cover a dedicated area of approximately 35,000 net acres, or about 16% of our total Eagle Ford footprint.  The sale of these assets to SPP is further evidence of the quality of our Catarina asset, which is central to our plans for development and growth.  By further enhancing our liquidity and financial flexibility, we are now well positioned to accelerate drilling plans as commodity prices recover or to capitalize on acquisition opportunities as conditions may warrant.  As we continue to develop Catarina and the other areas of our Eagle Ford asset base, we anticipate that we will see additional opportunities to accelerate returns through midstream and other asset monetization strategies like the one announced today.  We believe these strategies will be the key to maintaining a strong balance sheet, which supports our ability to generate the returns investors have come to expect from Sanchez Energy.”

As part of the divestiture, Sanchez Energy will sell approximately 150 miles of midstream gathering lines and associated midstream infrastructure concentrated in four gathering and processing facilities. Concurrent with the closing of the divestiture, the Company will enter into a gathering agreement with SPP that provides for fixed rates over an initial term of 15 years.  For the first five years of the gathering agreement, there will be a minimum delivery commitment of 10,200 barrels per day of liquids and 142 million cubic feet (MMcf) per day of gas.  The Company anticipates that the gathering agreement will result in an increase in lease operating expense (LOE) of approximately $1.95 per barrel of oil equivalent (BOE).  Prior to this transaction, our LOE was approximately $7.78 per BOE for first half of 2015, which was lower than our previous company-wide guidance range of $9.00 - $10.00 per BOE, evidence of the Company’s ability to operate it’s assets in an efficient and cost-effective manner.

Sanchez Energy has also confirmed that its third quarter 2015 average production will likely meet or exceed the high end of the previous guidance range of 46,000 to 50,000 BOE per day. The Company remains confident that it will be able to build a 20 to 30 well bank toward its 50-well per year drilling commitment at Catarina at its current rig count while continuing to drive strong asset-level performance and year-over-year production growth given it’s previously stated capital run rate of approximately $250 million per year. Based on the updated guidance provided regarding the impact to total LOE from the gathering agreement with SPP, the Company now expects LOE to be in the range of $9.75 to $10.75 per BOE for the fourth quarter 2015 and in 2016.  This reaffirms the Company’s belief that the expense savings realized year-to-date 2015 are sustainable on a go-forward basis.

Other Information

The Western Catarina Midstream Divestiture was reviewed and approved by the Board of Directors of Sanchez Energy following review and approval by the Board’s Audit Committee, which is comprised of independent directors.  Evercore Group L.L.C. acted as sole financial advisor to the Board’s Audit Committee.  Richards, Layton & Finger, P.A. served as counsel to the Audit Committee and Akin Gump Strauss Hauer & Feld LLP represented Sanchez Energy in connection with the negotiation for the Western Catarina Midstream Divestiture.

About Sanchez Energy Corporation

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional resources in the onshore U.S. Gulf Coast with a current focus on the Eagle Ford Shale in South Texas, where the Company has assembled approximately 223,000 net acres, and the Tuscaloosa Marine Shale.  For more information about Sanchez Energy Corporation, please visit our website (www.sanchezenergycorp.com).

Forward-Looking Statements

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future, including statements related to the closing and anticipated effects of the Western

Catarina Midstream Divestiture, our strategy and plans, our view of the market and expected cost efficiencies, are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include, but are not limited to, the timing to consummate the Western Catarina Midstream Divestiture; the conditions to closing of the Western Catarina Midstream Divestiture may not be satisfied or the closing does not otherwise occur; the risk a regulatory approval that may be required for the Western Catarina Midstream Divestiture is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the effects of the Western Catarina Midstream Divestiture, including our future financial condition, results of operations, strategy and plans; other benefits from the Western Catarina Midstream Divestiture and our ability to realize such benefits; results of litigation, settlements, and investigations; the extent to which we are successful in our efforts to acquire or discover additional reserves and our ability to continue to produce oil and gas at historical rates; costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas; the extent and effect of any hedging activities; success marketing and selling produced oil and gas; estimates made in evaluating reserves; competition; general economic conditions; the future availability and cost of employees and other personnel, facilities, equipment, materials and services; our ability to manage and continue growth; and

other factors as further described in Sanchez Energy’s Annual Report for the most recently completed fiscal year ended December 31 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q. No representation or warranty is made as to future performance. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results. Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company contacts:

G. Gleeson Van Riet

Chief Financial Officer

Sanchez Energy Corporation

713-783-8000

Jaime Brito

Senior Vice President, Investor Relations

Sanchez Energy Corporation

713-783-8000